SECOND AMENDMENT TO

CREDIT AGREEMENT

June 1, 2005

LKQ Corporation
120 North LaSalle Street
Suite 3300
Chicago, Illinois 60602

Ladies and Gentlemen:

Reference is made hereby to that certain Credit Agreement dated as of February 17, 2004 among LKQ Corporation, a Delaware corporation ("Borrower"), the financial institutions from time to time a party thereto ("Lenders"), Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent"), LaSalle Bank National Association, as Syndication Agent for the Lenders, JP Morgan Chase Bank National Association (successor by merger to Bank One, NA (Illinois)), as Documentation Agent for the Lenders, National City Bank of the Midwest (f/k/a National City Bank), as Co-Agent for the Lenders and Banc of America Securities LLC, as Arranger for the Lenders, as amended to date (the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Credit Agreement.

Borrower has requested that Lenders agree to amend the Credit Agreement in certain respects and Lenders have agreed to such amendments, on the terms, and subject to the conditions, contained herein.

Therefore, Borrower and Lenders hereby agree as follows:

1.  Amendments. The Credit Agreement is hereby amended as follows:

(a)  Section 1 of the Credit Agreement is hereby amended by amending and restating the definition of "Aggregate Commitment" as follows:

"Aggregate Commitment" means the combined Commitments of the Lenders, in the aggregate principal amount of One Hundred Thirty-Five Million Dollars ($135,000,000), as such amount may be increased pursuant to Section 2.17 or reduced from time to time pursuant to Section 2.5.

(b)  Section 1 of the Credit Agreement is hereby further amended by amending and restating the definition of "Applicable Margin" as follows:

"Applicable Margin" means at any time (a) with respect to the unpaid principal amount of each IBOR Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for IBOR Loans" opposite the Total Funded Debt to EBITDA Ratio in effect at such time; (b) with respect to the unpaid principal amount of each Base Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Base Rate Loans" opposite the Total Funded Debt to EBITDA Ratio in effect at such time; (c) with respect to the unpaid principal amount of each Optional Floating Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Optional Floating Rate Loans" opposite the Total Fund Debt to EBITDA Ratio in effect at such time; and (d) with respect to the non-use fees described in subsection 2.10(b), the applicable percentage set forth below in the column entitled "Applicable Margin for Non-Use Fees" opposite the Total Funded Debt to EBITDA Ratio in effect at such time, as follows:

Level	Total Funded Debt to EBITDA Ratio	Applicable Margin For IBOR Loans	Applicable Margin For Base Rate Loans	Applicable Margin For Optional Floating Rate Loans	Applicable Margin For Non-Use Fees
1	Less than or equal to 1.0 : 1.0	0.875%	0%	0.875%	0.20%
2	Greater than 1.00 : 1.0 but less than or equal to 1.50 : 1.0	1.000%	0%	1.000%	0.25%
3	Greater than 1.50 : 1.0 but less than or equal to 2.00 : 1.0	1.250%	0%	1.250%	0.30%
4	Greater than 2.00 : 1.0 but less than or equal to 2.75 : 1.0	1.375%	0%	1.375%	0.35%
5	Greater than 2.75 : 1.0	1.625%	0%	1.625%	0.40%

The initial Applicable Margin for IBOR Loans, Base Rate Loans, Optional Floating Rate Loans, and Non-Use Fees shall be set at Level 2 in the above table and each initial Applicable Margin shall remain in effect until the delivery of the Company's financial statements, and related Compliance Certificate, with respect to the fiscal quarter ending June 30, 2005. Thereafter, the Applicable Margin shall be based on the Total Funded Debt to EBITDA Ratio in effect as set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Total Funded Debt to EBITDA Ratio shall become effective upon delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to subsection 6.2(b). If the Company shall fail to deliver a Compliance Certificate within 45 days after the end of any fiscal quarter (or within 60 days after the end of any fiscal quarter that is the last fiscal quarter in any fiscal year) as required pursuant to subsection 6.2(b), the Applicable Margin from and including the 46th day after the end of such fiscal quarter (or the 61st day after the end of such fiscal quarter for any fiscal quarter that is the last fiscal quarter in any fiscal year), to but not including the date the Company delivers to the Administrative Agent a Compliance Certificate shall conclusively be presumed to equal the highest Applicable Margin specified in the above chart for the type of loan or fee. Whenever a change in the Total Funded Debt to EBITDA Ratio results in an adjustment to the Applicable Margin, the Company shall deliver to the Administrative Agent, together with the required Compliance Certificate, a Pricing Change Certificate.

(c)  Section 1 of the Credit Agreement is hereby further amended by amending and restating the definition of "EBITDA" as follows:

"EBITDA" means, for any period, for any Person, determined for such Person and its Subsidiaries on a consolidated basis and in accordance with GAAP, the sum of (a) the net income (or net loss) for such period, plus (b) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all amounts treated as expenses for interest to the extent included in the determination of such net income (or loss), plus (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss), plus (e) the effect of financial accounting standard 142 related to goodwill, plus (f) non-cash compensation expenses related to the application of financial accounting standard 123R related to share-based payments, plus (g) non-cash charges other than those described in clauses (e) and (f) above, in an aggregate amount not in excess of $5,000,000 in any period, or such greater amount as Administrative Agent shall have approved in its reasonable judgment; provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains; provided, further, that EBITDA of the Company and its Subsidiaries for any period shall include pro forma EBITDA, for such period, of the target of any Permitted Acquisition consummated during such period, including any add-backs and adjustments to EBITDA listed on Schedule 1.1(a) and any other add-backs and adjustments to EBITDA approved by all Lenders.

(d)  Section 1 of the Credit Agreement is hereby further amended by amending and restating clause (vii) of the definition of "Permitted Acquisition" as follows:

(vii) if Borrower's Total Funded Debt to EBITDA, determined as of the most recent calendar quarter and showing the effect of such Acquisition on a pro forma basis, including the prior 12 months' EBITDA of the Person who is to be acquired or whose Property is to be acquired in such Acquisition (based on the most recent monthly financial statements for such Person) is greater than 2.50 to 1.00, the Majority Lenders shall have consented in writing to such Acquisition;

(e)  Section 1 of the Credit Agreement is hereby further amended by amending and restating the definition of "Revolving Loan Maximum Amount" as follows:

"Revolving Loan Maximum Amount" means One Hundred Thirty-Five Million Dollars ($135,000,000), which is the Aggregate Commitment, as such amount may be increased pursuant to Section 2.17 or reduced from time to time pursuant to Section 2.5.

(f)  Clause (iii) of the first sentence of Section 2.8 of the Credit Agreement is hereby amended and restated as follows:

(iii) June 1, 2010

(g)  Section 2.10(a) of the Credit Agreement is hereby amended and restated as follows:

(a) Fee Letter.

The Company shall pay to the Administrative Agent for its own account certain fees in the amounts and at the times set forth in a certain letter agreement among the Company, the Administrative Agent and Banc of America Securities LLC dated May 13, 2005 (the "Fee Letter").

(h)  The first sentence of Section 2.17 of the Credit Agreement is hereby amended and restated as follows:

From and after June 1, 2005, the Company shall have the right to notify the Administrative Agent and the Lenders in writing that it wishes to increase (an "Increase") the Aggregate Commitment by an aggregate amount of up to Fifteen Million Dollars ($15,000,000), in increments of not less than Five Million Dollars ($5,000,000).

(i)  Section 7.11(f) of the Credit Agreement is hereby amended and restated as follows:

(f) so long as no Event of Default or Default is then in existence or would be caused thereby, (i) declare and pay dividends in respect of its Securities or (ii) purchase, redeem or otherwise acquire its Securities, in an aggregate amount for both clauses (i) and (ii) hereof not to exceed $5,000,000 in any calendar year.

(j)  Section 7.12 of the Credit Agreement is hereby amended and restated as follows:

7.12 Net Worth.

The Company's Net Worth, as of the last day of any fiscal quarter commencing on June 30, 2005, shall not be less than the sum of 90% of the Company's Net Worth on the Closing Date.

(k)  Section 7.14 of the Credit Agreement is hereby amended and restated as follows:

7.14 Senior Funded Debt to EBITDA Ratio.

The Senior Funded Debt to EBITDA Ratio, on the last day of any fiscal quarter commencing on June 30, 2005, shall not exceed 3.00:1.00.

(l)  Section 7.15 of the Credit Agreement is hereby amended and restated as follows:

7.15 Total Funded Debt to EBITDA Ratio.

The Total Funded Debt to EBITDA Ratio, on the last day of any fiscal quarter commencing on June 30, 2005, shall not exceed 3.75:1.00.

(m)  Schedule 2.1 to the Credit Agreement is hereby amended and restated as set forth on Exhibit A attached hereto.

2.  Scope. Except as amended hereby, the Credit Agreement remains unchanged and in full force and effect.

3.  Effectiveness. This Second Amendment to Credit Agreement shall be effective on June 1, 2005 upon the satisfaction of the following conditions on or before June 1, 2005:

(a)  delivery to Administrative Agent of this Second Amendment to Credit Agreement, executed by Lenders and agreed to by Borrower, together with duly executed Second Amended and Restated Revolving Notes (the "Notes") and reaffirmations by each guarantor of the Obligations, all in form and substance satisfactory to Administrative Agent;

(b)  delivery to Administrative Agent of a fully executed Secretary's Certificate of Borrower, certifying to the resolutions of Borrower's board of directors approving execution, delivery and performance of the Second Amendment to Credit Agreement and the Notes, in form and substance reasonably satisfactory to Administrative Agent, together with a copy of Borrower's Certificate of Incorporation and good standing certificate, each recently certified by the Secretary of State of Delaware;

(c)  payment to Administrative Agent of an amendment fee equal to 15 basis points of the Aggregate Commitment ($202,500), which fee shall be shared pro rata by Lenders;

(d)  no Event of Default or Default shall be in existence; and

(e)  since December 31, 2004, there shall not have occurred an event that has had a Material Adverse Effect.

4.  Counterparts. This Second Amendment to Credit Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

Very truly yours,

BANK OF AMERICA, N.A.,
as Administrative Agent

By /s/ David A. Johnson
Its Vice President

BANK OF AMERICA, N.A., as a Lender

By /s/ Craig W. McGuire
Its Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Syndication Agent and as a Lender

By /s/ Steven M. Marks
Its Senior Vice President

JP MORGAN CHASE BANK,
NATIONAL ASSOCIATION,

(Successor by merger to Bank One, NA, (Illinois))
as Documentation Agent and as a Lender

By /s/ David J. Rudolph
Its Assistant Vice President

NATIONAL CITY BANK OF THE MIDWEST
(F/K/A National City Bank),
as Co-Agent and as a Lender

By /s/ Richard Michalik
Its Senior Vice President

Acknowledged and Agreed to this 1st day of June, 2005 LKQ CORPORATION By /s/ Frank P. Erlain Its Vice President - Finance and Controller